Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-210993, 333-213198 and 333-213717 on Form S-8 of our reports dated March 15, 2018, relating to the financial statements of Quorum Health Corporation, and the effectiveness of Quorum Health Corporation's internal control over financial reporting, appearing in this Annual Report on Form 10-K of Quorum Health Corporation for the year ended December 31, 2017.

/s/ Deloitte & Touche LLP

Nashville, Tennessee

March 15, 2018